 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

XsunX, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

165 Enterprise, Aliso Viejo, California 92656
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (949) 330-8060

Copies to:
Greg Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Standby Equity Distribution Agreement

On July 14, 2005, XsunX, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “Distribution Agreement”) with Cornell Capital Partners LP (“Cornell”) providing for the sale and issuance to Cornell of up to $10,000,000 of Common Stock over a period of up to 24 months after the signing of the Distribution Agreement. Under the Distribution Agreement, the Company may sell to Cornell up to $250,000 in shares of its common stock (the “Common Stock”) once every five trading days at a price of 96% of the lowest closing bid price (as reported by Bloomberg L.P.), of the Common Stock on the principal market where the Common Stock is traded for the five consecutive trading days following a notice by the Company to Cornell of its intention to sell shares. The Company will also pay a 5% commitment fee upon each sale of shares under the Distribution Agreement. Cornell has agreed not to short any of the shares of Common Stock

The Company has agreed to file a registration statement registering the Common Stock issuable upon sales under the Distribution Agreement and no sale will be made to Cornell unless and until such registration statement has been declared effective.

In connection with the Distribution Agreement, the Company has issued to Cornell 2,544,031 shares of Common Stock as a commitment fee. It also issued to Newbridge Securities Corporation, a registered broker dealer, 65,232 shares of Common Stock as compensation for its services as the exclusive placement agent for the sale of the Common Stock under the Distribution Agreement.

12% Secured Convertible Debentures

Also on July 14, 2005, the Company consummated a Securities Purchase Agreement (the “Purchase Agreement”) dated July 14, 2005 with Cornell providing for the sale by the Company to Cornell of its 12% secured convertible debentures in the aggregate principal amount of $850,000 (the “Debentures”) of which $400,000 was advanced immediately. The balance of $450,000 will be advanced two business days prior to the filing by the Company with the Securities and Exchange Commission of the Registration Statement (as defined below).

The Debentures mature on the first anniversary of the date of issuance and bear interest at the annual rate of 12% in cash. The Company is required to make monthly principal and interest commencing on the first day of the month following the declaration of effectiveness of the Registration Statement or 120 days from the date of issuance of the Debentures, whichever occurs first.

Holders may convert, at any time, the principal amount outstanding under the Debentures into shares of Common Stock, at a conversion price per share equal to $0.10, subject to adjustment. Upon three-business day advance written notice, the Company may redeem the Debentures, in whole or part. In the event that the closing bid price of the Common Stock on the date that the Company provides advance written notice of redemption or on the date redemption is made exceeds the conversion price then in effect, the redemption will be calculated at 120% of the Debentures face value.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 4,250,000 and 2,125,000 shares of Common Stock at $0.15 and $0.20, respectively (collectively, the “Warrants”).

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than November 28, 2005 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than August 29, 2005, or if the Registration Statement is not declared effective by November 28, 2005, it is required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. As further security for its obligations thereunder, the Company has deposited into escrow 26,798,418 shares of Common Stock. In addition, Tom Djokovich, the Company’s Chief Executive Officer, has granted a security interest in 925,000 shares of Common Stock that he owns.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of a secured loan obligation by the Company.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company issued Common Stock, Debentures and Warrants. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit
Number	Description
4.1	Convertible Debenture dated July 14, 2005
4.2	Form of Warrant
10.1	Securities Purchase Agreement dated July 14, 2005 between the Company and Cornell
10.2	Standby Equity Distribution Agreement dated July 14, 2005 between the Company and Cornell
10.3	Investor Registration Rights Agreement dated July 14, 2005
10.4	Registration Rights Agreement dated July 14, 2005
10.5	Pledge and Escrow Agreement dated July 14, 2005 by and among the Company, Cornell and David Gonzalez as escrow agent
10.6	Security Agreement dated July 14, 2005 by and between the Company and Cornell.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XsunX, Inc.

By:	/s/ Tom Djokovich
Chief Executive Officer

Date: July 15, 2005